Exhibit 1.01

LAM RESEARCH CORPORATION

CONFLICT MINERALS REPORT

For the reporting period from January 1, 2014 through December 31, 2014

This Conflict Minerals Report (this “Report”) of Lam Research Corporation (including its consolidated subsidiaries, the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934, for the reporting period January 1, 2014 through December 31, 2014 (the “Reporting Period”).

Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “Subject Minerals” (as defined below) are necessary to the functionality or production of such products. “Subject Minerals” are defined herein as: (i)(a) columbite-tantalite (or coltan), (b) cassiterite, (c) gold and (d) wolframite, or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”).

The Company’s operations may at times manufacture, or contract to manufacture, products for which Subject Minerals are necessary to the functionality or production of those products (collectively, its “products” and, individually, a “product”). As required by Form SD, the Company has conducted a good faith reasonable country of origin inquiry regarding the Subject Minerals included in its products manufactured or contracted to be manufactured during the Reporting Period, which are referred to in this Report as the “Covered Minerals,” to determine whether any of such Covered Minerals originated in the Covered Countries and/or whether any of such Covered Minerals may be from recycled or scrap sources. Where applicable, the Company has conducted additional due diligence regarding the sources of the Covered Minerals. The results of the Company’s reasonable country of origin inquiry regarding the Covered Minerals, as well as its additional due diligence regarding the sources of the Covered Minerals, are contained in this Report.

I.	Reasonable Country of Origin Inquiry (“RCOI”)

A.	During the Reporting Period, the Company took the following measures, based on the Organization for Economic Cooperation and Development’s (“OECD”) due diligence framework, including resources provided by the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (together, the “EICC-GeSI”), such as the EICC-GeSI Reporting Template, to determine the source and chain of custody for the Covered Minerals.

1.	The Company sent a letter in June 2014 to its direct-spend suppliers which the Company believed could provide materials containing Covered Minerals (collectively, the “Covered Suppliers”) requesting that such suppliers: (a) determine whether they supplied the Company with Covered Minerals; (b) using resources provided by the EICC-GeSI, identify smelters in their supply chain that supply Covered Minerals; and (c) download, complete and return the EICC-GeSI Reporting Template to the Company.

2.	The Company subsequently: (a) filed and logged received responses; (b) followed up with Covered Suppliers that had provided incomplete information, conflicting information or a response the Company believed required clarification; and (c) continued to make efforts to engage Covered Suppliers that did not respond to the Company’s requests for information through various channels of communication.

B.	After taking the measures described in A. above, the Company was unable to determine whether its products manufactured or contracted to be manufactured during the Reporting Period contain Covered Minerals from the Covered Countries. As a result, the Company exercised due diligence on the source and chain of custody of Covered Minerals in its supply chain as described in Part II below.

II.	Due Diligence and Risk Mitigation

The Company’s due diligence process, which significantly overlaps the Company’s RCOI process described above, is based on the OECD’s due diligence guidelines. In addition to the RCOI, the Company has done the following since the start of 2014 to determine the mine or location of origin for the Covered Minerals included in its products:

1.	Company Management Systems

a.	Maintain Appropriate Organizational Structure to Support Due Diligence

The Company has established an organizational structure to support its due diligence process that includes processes for handling requests for information, escalations to management regarding any issues or problems, surveying of suppliers and documentation of any responses and red flags associated therewith.

The Company’s due diligence process is carried out by individuals in the Company’s supply chain organization, who are supported by an inter-disciplinary support team comprised of members of the legal department, finance, engineering, customer account teams and environmental health and safety departments to help address any questions associated with the reasonable country of origin inquiry and/or due diligence process.

The Company continues to make available online training regarding conflict minerals regulation and the impact thereof on the Company for the following groups of individuals: (i) supply chain business managers; (ii) representatives of the customer account teams; (iii) directors of the environmental health and safety group; (iv) senior management of the supplier engineering team; and (v) senior management of the supply chain group. The Company also provides reports and briefings on the requirements and implications to Company management.

b.	Communicate Conflict Mineral Policy

The Company has adopted and communicated to suppliers and to the public a Conflict Minerals Policy Statement. A copy of the Policy is publicly available at http://www.lamresearch.com/company/corporate-social-responsibility/supply-chain. The content on any web site referred to in this Report is not incorporated by reference into this Report unless expressly noted.

c.	Company Engagement with Suppliers

The Company continues to include a standard provision in the terms and conditions of its purchase orders requiring its suppliers to promptly provide accurate, complete and timely information and documentation to assist the Company as it may request to comply with Rule 13p-1 and Form SD, including disclosing whether any of the suppliers’ deliverables contain Covered Minerals and, if so, to provide such information as the Company may request to allow the Company to determine whether such Covered Minerals are DRC conflict free (as such term is defined in Form SD). The Company is also in the process of incorporating similar requirements into relevant commonly used supplier contract templates to further strengthen supplier engagement in the due diligence process.

d.	Internal Process Improvements Associated with Covered Minerals

The Company continues to evaluate various process improvements that may be available to it at different points in the supply chain life cycle to enhance the transparency of Covered Mineral usage and disclosure.

2.	Identify and Assess Risks in the Supply Chain

The Company’s methods for identifying and assessing risks in the supply chain are set forth above in the description of the Company’s Reasonable Country of Origin Inquiry.

3.	Design and Implement Strategy to Respond to Risks

a.	Devise Risk Management Plan

The Company has prepared a risk management plan to respond to any situations which might arise involving Covered Minerals identified as being sourced from the Covered Countries, which includes carrying out the due diligence described in this Report, understanding the products impacted by any supplied materials identified as containing Covered Minerals, understanding the extent of the Company’s reliance on such materials, and working with the Company’s suppliers to ensure that any Covered Minerals are sourced responsibly wherever possible.

b.	Reporting of Conflict Minerals Surveying Results to Management

The Company has apprised members of senior management of the status and results of the inquiry and due diligence process to allow for any appropriate feedback and guidance.

c.	Continued Supplier Engagement

When necessary or requested the Company continues to work with its suppliers to educate them about Subject Minerals and to encourage responsible sourcing and usage of independently certified conflict-free smelters and refiners.

4.	Independent Third-Party Audit of Smelter’s / Refiner’s Due Diligence Practices

Where possible, the Company has relied on third party assurances and certifications. For example, the Company accepts as reliable any smelter that is a member of the EICC-GeSI Conflict Free Smelter program. To the extent that other audited supplier certifications are provided to the Company, the Company may consider reliance on a case-by-case basis.

5.	Report Annually on Supply Chain Due Diligence

This Report and the Company’s prior annual Conflict Minerals Report for calendar year 2013 are publicly available at http://investor.lamresearch.com/sec.cfm.

III.	Product Description

The following products are within the scope of Rule 13p-1 and Form SD.

1. Etch and Photoresist Strip Products

A series of wafer fabrication products that selectively remove materials from the wafer to create features and patterns of a device and to remove the photoresist mask:

a.	2300® Kiyo® product family
b.	2300® Versys® Metal product family
c.	2300® Flex™ product family
d.	2300 Syndion® product family
e.	G400®, GxT®, G3D®
f.	TCP® 9400DSiE product family

2. Deposition Products

A series of high-productivity thin film deposition systems that form a device’s sub-microscopic layers of conducting (metal) or insulating (dielectric) materials:

a.	SABRE® product family
b.	ALTUS® product family
c.	VECTOR® product family
d.	SPEED® product family
e.	SOLA® product family

3. Clean Products

A series of single-wafer wet and plasma-based wafer cleaning products that remove particles and residues from the wafer surface before and after adjacent processes:

a.	DV-Prime®
b.	Da Vinci®
c.	SP Series
d.	2300® Coronus®

4. Legacy Products

Multiple series of refurbished and newly built previous-generation products from Lam, as the original equipment manufacturer (“OEM”), for applications that do not require the most advanced wafer processing capability.

IV.	Smelter / Refiner and Country of Origin

Based solely on information that was provided by the Covered Suppliers (as described above), some of which was on an entity level without specification as to application with respect to the specific Covered Minerals the Company purchased, and without independent verification, the Company believes that the facilities that were used to process the Covered Minerals may have included some or all of the EICC-GeSI and/or Conflict Free Smelter Initiative recognized smelters and/or refiners listed below:

Smelter / Refiner Facility Names

Allgemeine Gold- und
Silberscheideanstalt A.G.

Accurate Refining Group

Advanced Chemical Company

Aida Chemical Industries Co.

Aktyubinsk Copper Company

Allgemeine Gold und Silberscheideanstalt A.G.

Allied Material (A.L.M.T) Corp

Allied Material Corporation

Almalyk Mining and Metallurgical Complex (AMMC)

Amalgamated Metal Corp

AngloGold Ashanti Mineração Ltda

Argor-Heraeus SA

Asahi Pretec Corp

Asahi Riken Co.

Atasay Kuyumculuk Sanayi Ve Ticaret A.S.

ATI Metalworking Products

Aurubis AG

Bangko Sentral ng Pilipinas (Central Bank of the Philippines)

Bauer Walser AG

Boliden AB

Caridad

CCR Refinery – Glencore Canada Corporation

Cendres & Métaux SA

C. Hafner GMBH + Co

Chaozhou Xianglu Tungsten
Industry Co Ltd

Chimet SpA

China Minmetals Corp.

China National Gold Group Corporation

China Rare Metal Materials Company

China Tin Group Co.

Chongyi Zhangyuan Tungsten Co Ltd

Chugai Mining Co., LTD

Codelco

Colt Refining

Cookson

Conghua Tantalum and
Niobium Smeltry

CooperMetal

CV DS Jaya Abadi

CV Duta Putra Bangka

CV JusTindo

CV Makmur Jaya

CV Nurjanah

CV Prima Timah Utama

CV United Smelting

CV. Serumpun Sebalai

CV Venus Inti Perkasa

D Block Metals

Daejin Indus Co.

DaeryongENC

Daye Nonferrous

Dayu Jincheng Tungsten Industry Co.

Do Sung Corp.

Doduco

Douluoshan Sapphire Rare Metal Co.

Dowa

Eco-System Recycling Co., LTD.

EM Vinto

Engelhard Corp.

Exotech

F&X

Fenix Metals

FIR Metals & Resource, Ltd.

FSE Novosibirsk Refinery

Fujian Jinxin Tungsten Co., LTD

Gannon & Scott

Ganzhou Grand Sea W & Mo Group Co Ltd

Ganzhou Huaxing Tungsten Co. Ltd.

Ganzhou Nonferrous Metals Smelting Co Ltd.

Ganzhou Seadragon W & Mo Co., Ltd.

Gejiu Non-Ferrous Metal Processing Co. Ltd.

Geijiu Kai Meng Industry and Trade

Gejiu Zi-Li Metallurgy Co., Ltd.

Global Advanced Metals

Global Tungsten & Powders Corp

Gold Bell Group

Guangdong Jinding Gold Ltd.

Guangxi Pinggui PGMA Co. Ltd.

Hangzhou Fuchunjiang Smelting Co., Ltd.

H.C. Starck GmbH

HC Starck GmbH

Heimerle + Meule GmbH

Heraeus Ltd Hong Kong

Heraeus Precious Metals GmbH & Co. KG

Henan Zhongyuan Gold Smelter Co.

Hengyang King Xing Lifeng New Materials Co.

Hi-Temp

Huichang Jinshunda Tin Co.

Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.

Hwasung CJ Co. Ltd.

Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited

Ishifuku Metal Industry Co., Ltd.

Istanbul Gold Refinery

Japan Mint

Japan New Metal

Jiangxi Copper Company Limited

Jiangxi Dinghai Tantalum & Niobium Co., Ltd.

Jiangxi Nanshan

Jiangxi Rare Earth Metals Tungsten

Group Corp

Jiangxi Tungsten Industry Group Co Ltd

Jiangxi Rare Earth & Rare Metals

Tungsten Group

Jiangxi Richsea New Materials Co., Ltd.

Jiangxi Xiushui Xianggan Nonferrous

Metals, Co., Ltd.

Jiangxi Yaosheng Tungsten Co., Ltd.

Jiujiang Jinxin Nonferous Metals

Co., Ltd

Jiujiang Tambre Co., Ltd.

Jiujiang Zhongao Tantalum & Niobium

Co., Ltd.

Johnson Matthey

JSC Ekaterinburg Non-Ferrous Metal

Processing Plant

JSC Uralectromed

JX Nippon Mining & Metals Co., Ltd

Kazzinc Ltd

Kemet Blue Powder

Kennametal Inc.

KGHM Polska Miedz Spotka Akcyjna

King-Tan Tantalum Industry Ltd.

Korea Metal

Kojima Chemicals Co.,Ltd

Kyrgyzaltyn JSC

L’ azurde Company For Jewelry

Linwu Xianggui Smelter Co.

LS-Nikko Copper Inc

Luoyang Zijin Yinhui Gold Smelting

Co. Ltd.

Malaysia Smelting Corp

Malipo Haiyu Tungsten Co. Ltd.

Materion Advanced Metals

Matsuda Sangyo Co. Ltd

Metallo Chimique

Metallurgical Products India

Metalor Technologies (Hong

Kong) Ltd

Metalor Technologies SA

Metalor USA Refining Corporation

Met-Mex Peñoles, S.A.

Mineração Taboca S.A.

Minmetals Ganzhou Tin

Mitsubishi Materials Corp.

Mitsui Mining & Smelting

Molycorp Silmet

Moscow Special Alloys Processing Plant

Nadir Metal Rafineri San. Ve Tic. A.Ş.

Navoi Mining and Metallurgical

Combinat

Nihon Material Co., Ltd.

Niihama Nickel Refinery

Ningxia Orient Tantalum Industry

Co., Ltd.

Nui Phao H.C. Starck Tungsten Chemicals Manufacturing

Ohio Precious Metals

Ohura Precious Metal Industry Co., Ltd.

OJSC Kolyma Refinery

OMSA

PAMP SA

Pan Pacific Copper Co. Ltd.

Penglai Pengang Gold Co. Ltd

Plansee

Prioksky Plant of Non-Ferrous Metals

PT Alam Lestari Kencana

PT Aneka Tambang (Persero) Tbk

PT Artha Cipta Langgeng

PT ATD Makmur Mandiri Jaya

PT Babel Inti Perkasa

PT Babel Surya Alam Lestari

PT Bangka Kudai Tin

PT Bangka Putra Karya

PT Bangka Timah Utama Sejahtera

PT Belitung Industri Sejahtera

PT BilliTin Makmur Lestari

PT Eunindo Usaha Mandiri

PT Fang Di MulTindo

PT Hanjaya Perkasa Metals

PT HP Metals Indonesia

PT Inti Stania Prima

PT Koba Tin

PT Mitra Stania Prima

PT Panca Mega Persada

PT Pelat Timah Nusantara

PT Prima Timah Utama

PT Rajwa International

PT Refined Banka Tin

PT Sariwiguna Binasentosa

PT Stanindo Inti Perkasa

PT Sumber Jaya Indah

PT Supra Sukses Trinusa

PT Timah Nusantara

PT Tinindo Inter Nusa

PT Tirus Putra Mandiri

PT Tommy Utama

PT Wahana Perkit Jaya

PT Yinchendo Mining Industry

PX Précinox SA

Rand Refinery (Pty) Ltd

Republic Metals Corporation

RFH

Royal Canadian Mint

Sabin Metal Corp.

Samduck Precious Metals

Samwon Metals

Sanher Tungsten Vietnam
Co., Ltd.

Schone Edelmetaal

SEMPSA Joyeria Plateria SA

Shandong Zhaojin Gold &
Silver Refinery Co., Ltd

Shanghai Jiangxi Metals Co.

Sichuan Metals & Materials
Imp & Exp Co

Solar Applied Materials
Technology Corp.

Solikamsk Metal Works

Sumitomo Metal Mining Co.,
Ltd.

Telex

Tejing Tungsten Co. Ltd.

Thaisarco

The Great Wall Gold and
Silver Refinery of China

The Refinery of Shandong
Gold Mining Co., Ltd

Tokuriki Honten Co., Ltd

Ulba

Umicore Brasil Ltda

Umicore SA Business Unit
Precious Metals Refining

Valcambi SA

Western Australian Mint
trading as The Perth Mint

Wolfram Bergbau und Hütten AG

Wolfram Company CJSC

Xiamen Tungsten Co., Ltd.

Xinhai Rendan Shaoguan
Tungsten Co., Ltd.

Yamamoto Precious Metal

Yichun Jin Yang Rare Metal

Yokohama Metal Co., Ltd.

Yunnan Chengfeng Non-
Ferrous Metals Co., LTD

Yunnan Tin Company
Limited

Zhaojin Group and Gold
Mineral China Co., Ltd.

Zijin Mining Group Co. Ltd

As the Company’s engagement with the supply chain for its products evolves and matures, this list may change to reflect improvements in the quality of information provided to the Company.

Based solely on information that was provided by the Covered Suppliers (as described above), some of which was on an entity level without specification as to application with respect to the specific Covered Minerals the Company purchased, and without independent verification, the Company believes that the countries of origin of the Covered Minerals for the above listed facilities include:

Australia	Indonesia	Russian Federation
Austria	Italy	Saudi Arabia
Belgium	Japan	South Africa
Bolivia	Kazakhstan	Spain
Brazil	Republic of Korea	Sweden
Canada	Republic of Kyrgyzstan	Switzerland
Chile	Malaysia	Taiwan
China	Mexico	Thailand
Estonia	Netherlands	Turkey
Germany	Peru	United States
Hong Kong	Philippines	Uzbekistan
India	Poland	Vietnam

As the Company’s engagement with the supply chain for its products evolves and matures, this list may change to reflect improvements in the quality of information provided to the Company.

Forward-Looking Statement Disclaimer

Statements made in this Report that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to, those regarding the Company’s expected future supplier diligence and engagement efforts and development of related due diligence processes. Some factors that may affect these forward-looking statements include: regulatory changes and judicial developments relating to conflict minerals disclosure; changes in our supply chain, components and parts, or products; and industry developments relating to supply chain diligence, disclosure and other practices. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks, including those detailed in documents filed by us with the Securities and Exchange Commission. These uncertainties and changes could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this Report.